SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 11, 2006

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 11, 2006, Reptron Electronics, Inc. (the “Company”) entered into an agreement with the International Brotherhood of Electrical Workers, Local Union 294 (the “Union”) effective September 22, 2006. The agreement has an initial term of two (2) years, and renews year to year thereafter unless sixty (60) calendar days’ notice is given to the other party prior to the renewal date or any annual renewal date thereafter of its desire to amend, modify, or terminate the agreement. The agreement covers employment related matters, including but not limited to, working rules, working hours, wage rates, holidays, and vacation time for all of the Company’s full-time and regular part-time production and maintenance employees at the Company’s Hibbing, Minnesota facility.

The foregoing description of the agreement between the Company and the Union is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	Agreement, dated September 22, 2006, by and between the Company and the Union

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

August 17, 2006	By:	/s/ Paul J. Plante
(Date)		Paul J. Plante, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated September 22, 2006, by and between the Company and the Union